UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party Other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))
☐ Definitive Proxy Statement	☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
ZAPATA CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SUPPLEMENT TO PROXY STATEMENT
OTHER MATTERS

ZAPATA CORPORATION
100 MERIDIAN CENTRE, SUITE 350
ROCHESTER, NEW YORK 14618
(585) 242-2000
AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 9, 2009
To the Stockholders of Zapata Corporation:
     Notice is hereby given that the adjourned Annual Meeting of Stockholders (the “Annual Meeting”) of Zapata Corporation, a Nevada corporation (“Zapata” or the “Company”), will be held on July 9, 2009 at 10:00 a.m., local time, at The Del Monte Lodge, 41 North Main Street, Pittsford, New York  14534, for the following purposes:
     1. To elect three Class II directors;
     2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and
     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     The Annual Meeting, initially scheduled to be held on June 3, 2009, was adjourned and the new date of July 9, 2009 has been set by the Board of Directors.
     The Board of Directors of the Company has set the close of business on April 8, 2009 as the record date for the Annual Meeting. There is no change in record date for adjourned meeting date and only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed following the record date. A list of such stockholders will be available at the principal office of the Company for inspection at least ten (10) days prior to the adjourned Annual Meeting.
     A Supplement to the Proxy Statement accompanies this Amended Notice of Annual Meeting of Stockholders. Stockholders are encouraged to read the Proxy Statement previously furnished to stockholders and the Supplement in their entirety.
Avram A. Glazer
Chairman of the Board,
President and Chief Executive Officer
Rochester, New York
June 22, 2009

ZAPATA CORPORATION
100 MERIDIAN CENTRE, SUITE 350
ROCHESTER, NEW YORK 14618
(585) 242-2000
SUPPLEMENT TO PROXY STATEMENT
          This Supplement to Proxy Statement and the Amended Notice of Annual Meeting of Stockholders supplement and amend the Notice of Annual Meeting and accompanying Proxy Statement, each dated April 14, 2009, previously furnished to the stockholders of Zapata Corporation (“Zapata,” “we,” “our,” or the “Company”) in connection with the 2009 Annual Meeting of Stockholders. The Amended Notice of Annual Meeting and this Supplement are being furnished to our stockholders on or about June 26, 2009.
          This Supplement is being furnished to provide information regarding the adjourned meeting date and information about events that have occurred since the initial mailing of the Proxy Statement and Notice of Annual Meeting. This Supplement does not provide all of the information that is important to your decisions in voting at the 2009 Annual Meeting. Additional information is contained in the Proxy Statement for our annual meeting that has previously been mailed or made available to our stockholders. If you previously received a Notice of Internet Availability of Proxy Materials, which we mailed on or about April 22, 2009, you may view the Proxy Statement on our website at www.zapatacorp.com. See “Important Notice Regarding The Availability of Proxy Materials For The Zapata Corporation 2009 Annual Meeting To Be Held July 9, 2009” below.
          Except for the information discussed below, this Supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ZAPATA CORPORATION 2009 ANNUAL MEETING TO BE HELD JULY 9, 2009
          Stockholders may view the Proxy Statement, this Supplement and our 2008 Annual Report to Stockholders over the Internet by accessing our website under the “Annual Meeting and Materials” heading at www.zapatacorp.com. Information on our website does not constitute part of this Supplement.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          On June 17, 2009, Malcolm I. Glazer, Linda Glazer, The Malcolm I. Glazer Family Limited Partnership (the “Glazer LP”), and Avram A. Glazer (collectively, the “Sellers”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Harbinger Capital Partners Master Fund I, Ltd., Global Opportunities Breakaway Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, the “Purchasers”), regarding the sale of shares of our common stock held by the Sellers to the Purchasers pursuant to which: (i) the Glazer LP agreed to sell 9,813,112 shares; (ii) Linda Glazer agreed to sell 6,400 shares; (iii) Malcolm Glazer agreed to sell 28,052 shares, and (iv) Avram A. Glazer agreed to sell 41,120 shares, for a price per share of $7.50. In each case, the shares to be sold constitute all of the shares of our common stock beneficially owned by the Sellers. The Share Purchase Agreement also covers the sale of 757,907 shares of common stock of our majority-owned subsidiary, Zap.Com Corporation (“Zap.Com”) to the Purchasers by the Glazer LP (707,907 shares) and Avram Glazer (50,000 shares) for the price of $2.00 in the aggregate.
          In addition, the Sellers have granted to Harbinger Capital Partners LLC (“Harbinger LLC”), the investor representative for the Purchasers, an irrevocable proxy to vote the shares of our common stock owned by them for the election of Avram Glazer and two designees of Harbinger LLC, Philip A. Falcone and Corrine J. Glass, to the Board of Directors at the 2009 Annual Meeting. As a result, the Purchasers may be deemed to beneficially own approximately 51.3% of our outstanding common stock and 1.5% of the outstanding shares of common stock of Zap.Com as of the date hereof. These include the shares of our common stock beneficially owned by Malcolm Glazer, Linda Glazer, Avram Glazer and the Glazer LP, and the shares of Zap.Com beneficially owned by Avram

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Glazer, each as reported in the table in the Proxy Statement at pages 16, 17 and 18 under the heading “Security Ownership of Certain Beneficial Owners and Management.” Additionally, as a result of this transaction a change in control may be deemed to have occurred.
          The 3,296,228 shares of our common stock to be acquired by Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”) under the Share Purchase Agreement may be deemed to be beneficially owned by (i) the Master Fund and (ii) Harbinger LLC, as the investment manager of the Master Fund, and each has shared voting power as to the 3,296,228 shares. The 3,296,228 shares of our common stock to be acquired by Harbinger Capital Partners Special Situations Fund, L.P. (the “Special Situations Fund”) under the Share Purchase Agreement may be deemed to be beneficially owned by (i) the Special Situations Fund and (ii) Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), as the general partner of the Special Situations Fund, and each has shared voting power as to the 3,296,228 shares. The 3,296,228 shares of our common stock to be acquired by Global Opportunities Breakaway Ltd. (the “Global Fund”, together with the Master Fund and the Special Situations Fund, the “Funds”) under the Share Purchase Agreement may be deemed to be beneficially owned by (i) the Global Fund, (ii) Global Opportunities Breakaway Management, L.P. (“Breakaway Management”), as the investment manager of the Global Fund and (iii) Global Opportunities Breakaway Management GP, L.L.C. (“Breakaway Management GP”), as the general partner of Breakaway Management, and each has shared voting power as to the 3,296,228 shares. Additionally, the shares held by the Funds may be deemed to be beneficially owned by (i) Harbinger Holdings, LLC (“Harbinger Holdings”), as the managing member of each of Harbinger LLC and HCPSS, and (ii) Philip A. Falcone, as the managing member of Breakaway Management GP and Harbinger Holdings and portfolio manager of each of the Funds, and each has shared voting power as to 9,888,684 shares of our common stock to be acquired under the Share Purchase Agreement, constituting approximately 51.3% of our outstanding common stock. The mailing address of each of the Master Fund, the Special Situations and the Global Fund is 555 Madison Avenue, 16th Floor, New York, New York, 10022.
          The closing of the transaction is scheduled to take place two business days following the satisfaction or waiver of the closing conditions set forth in the Share Purchase Agreement. These include, but are not limited to the conditions that:
•	the representations and warranties in the agreement are true and correct in all material respects;

•	no actions or government investigations are pending or threatened which seek to restrain the transaction, question its legality or seek damages in connection with any such transactions;

•	all governmental consents, filings and notifications have been obtained or effected;

•	no material adverse changes have occurred in the business, assets, financial condition, results of operations or prospects of the Company or Zap.com;

•	Harbinger LLC’s representatives shall have been elected to the Board of Directors and the following present directors shall have resigned: Avram A. Glazer, Edward S. Glazer, Darcie S. Glazer and Bryan G. Glazer;

•	the shares to be sold represent the same percentage of our issued and outstanding shares (subject only to the exercise of options by persons other than the Sellers) on the closing date as on the date of the Agreement;

•	the other Glazer Family members listed on the schedules to the Agreement, Bryan Glazer, Edward Glazer and Joel Glazer, shall have entered agreements with the Purchasers to sell their shares in the Company and such sale shall occur concurrently with the closing of the transactions contemplated under the Share Purchase Agreement.
Avram Glazer is also agreeing to terminate his options, if any, in the Company and Zap.com without cost.
          The Share Purchase Agreement also requires that the Sellers not take, and requires them to cause the Company not to take, certain actions regarding the Company and its subsidiaries. These include, but are not limited to, the following:
•	operate or take any action outside the ordinary course of business;

•	declare, pay or set aside funds for the payment of any dividends or any other distribution;

•	change the Company’s or its subsidiaries’ authorized capital stock;

•	amend the Articles of Incorporation or bylaws of the Company or its subsidiaries;

•	grant any registration rights;

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•	purchase, retire or redeem any shares of any capital stock of the Company or its subsidiaries;

•	enter into or amend the terms of any transactions between the Company or any of its subsidiaries and any immediate family member, affiliate or associate of the Sellers;

•	sell, lease, or otherwise dispose of any asset or property of the Company or its subsidiaries;

•	enter into any loan, mortgage or pledge, or impose any lien or other encumbrance on any assets of the Company or its subsidiaries; or

•	enter into any agreement or commitment to do any of the foregoing.
          The Share Purchase Agreement also provides that no Seller shall (1) vote on or consent to any matter in his or its capacity as a stockholder of the Company or Zap.com except as specifically contemplated by the Share Purchase Agreement, or (2) take any action as a member of the Board of Directors of the Company or Zap.com other than an action (x) that will not result in a failure of any closing conditions of the Share Purchase Agreement and (y) such Seller is advised by counsel he or she must take such action or be in breach of his or her fiduciary duty as a director.
          The information in this Supplement relating to the Share Purchase Agreement and the beneficial ownership of our shares and Zap.Com shares by the Purchasers and the Sellers is based solely on the Schedule 13D’s filed with the Securities and Exchange Commission by the Glazer LP, Malcolm Glazer, Linda Glazer and related beneficial owners on June 19, 2009 and by the Purchasers and related beneficial owners on June 19, 2009, respectively.
OTHER MATTERS
     As of the date of this Supplement, the Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter properly comes before the meeting, it is intended that proxies in the form previously provided will be voted on the matter in accordance with the discretion of the persons named in the proxy.
By Order of the Board of Directors,
Avram A. Glazer,
Chairman of the Board,
President and Chief Executive Officer
Rochester, New York
June 22, 2009

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